Exhibit 5.1

                [Cadwalader, Wickersham & Taft Letterhead]

                                                January 19, 1999

Lodgian, Inc.
3445 Peachtree Road, N.E., Suite 700
Atlanta, Georgia 30326

Re:   Lodgian, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

            We have acted as counsel to Lodgian,  Inc.,  a Delaware  corporation
(the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-8 (the "Registration Statement"), relating to, among other things, the offer and sale of up to an aggregate of 4,005,000 shares (the "Shares") of its Common Stock, par value $.01 per share, issuable pursuant to the Lodgian 1998 Short-Term Incentive Compensation Plan (the "Short-Term
Plan), the Lodgian 1998 Stock Incentive Plan (the "Stock Plan") and the Lodgian Non-Employee Directors' Stock Plan (the "Non-Employee Plan," and together with the Short-Term Plan and the Stock Plan, the "Plans"). The Plans have been filed as exhibits to the Registration Statement.

            In rendering the opinions set forth below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. Based upon the foregoing and upon such examination of law as we have deemed necessary, we are of the opinion that (1) the Shares have been duly authorized under the Company's Certificate of Incorporation and (2) when issued and paid for as described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

            The opinions expressed herein are limited to the General Corporation Law of the State of Delaware.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby concede that we are within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.


                                Yours very truly,

                                    /s/ Cadwalader, Wickersham & Taft